                                                                    EXHIBIT 4.01


                                AMENDMENT NO.1

     AMENDMENT NO. 1, dated as of February 1, 1999 (the "Amendment No. 1"), to the Letter of Credit and Reimbursement Agreements dated as of August 27, 1997 (collectively, the "Agreement"), among El Paso Electric Company, a Texas corporation (the "Company"), Barclays Bank PLC, New York Branch ("Barclays"), as issuing bank (the "Issuing Bank"), the Creditors (as defined in the Agreement), Barclays, as administrative agent for the Issuing Bank and the Creditors (the "Administrative Agent") and Union Bank of California, N.A. as documentation agent (the "Documentation Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

     WHEREAS, on February 12, 1996 the Company issued and sold $100,000,000 of 11.40% Series A Preferred Stock (the "Preferred Stock"), which, in the Company's opinion, is an expensive security that is no longer appropriate in the capital structure and is a security whose redemption is in the best interests of the Company;

     WHEREAS, the Company has taken steps and expects to redeem the Preferred Stock no later than May 1, 1999;

     WHEREAS, the Agreement prohibits the Company from having a debt to capitalization ratio (the "Ratio Test") in excess of specified levels, and the redemption of the Preferred Stock may make it difficult for the Company to meet the Ratio Test; and

     WHEREAS, the Company wishes and Requisite Creditors agree to amend the Ratio Test to facilitate the redemption of the Preferred Stock;

     NOW AND THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Amendment to Section 5.03(p) of the Agreement.  The last line
                 ---------------------------------------------
of Section 5.03(p) of the Agreement shall be deleted and replaced with the following language:

     "and 0.70:1.0 for each fiscal quarter thereafter."

     Section 2.  Amendments to Section 1.01 of the Agreement.
                 -------------------------------------------

          (a) The following definition of "Excess Cash" shall be added to precede the definition of "Exchange Act":

                 "Excess Cash" means, as of any date of determination, the sum of (a) cash and (b) the fair market value of all Permitted Investments as shown on the Company's consolidated balance sheet on such date minus $25,000,000; provided, however; that in no event shall "Excess Cash" be deemed to be less than zero.

          (b) The definition of "Total Debt" shall be replaced in its entirety with the following language:

                 "Total Debt" means, as of any date of determination, all Indebtedness (excluding letters of credit and Hedging Obligations of the Company at such date), minus Excess Cash.

     Section 3.  Conditions to Effectiveness.  This Amendment No. 1 shall be
                 ---------------------------
effective as of the date first written above upon its execution by the Company and the Requisite Creditors.

     Section 4.  Representations and Warranties of the Company.  The Company
                 ---------------------------------------------
represents and warrants as follows:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

          (b) The execution, delivery and performance by the Company of this Amendment No. 1 are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene the Company's articles of incorporation or by-laws.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Amendment No. 1.

          (d) This Amendment No. 1 has been duly executed and delivered by the Company. This Amendment No. 1 is the legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by general principles of equity.

          (e) The representations and warranties contained in Section 4.01 of the Agreement (other than those contained in subsections (m), (n), (p) and (q)) are correct in all material respects on and as of the date hereof, as though made on and as of the date hereof.

          (f) No event has occurred and is continuing which constitutes a Default.

     Section 5.  Effect of Amendment.  Except as expressly set forth herein,
                 -------------------
this Amendment No. 1 shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment No. 1 shall apply and be effective only with respect to the provisions of the Agreement specifically referred to herein.

     Section 6.  Counterparts.  This Amendment No. 1 may be executed in any
                 -------------
number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment No. 1 by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

     Section 7.  Applicable Law.  THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND
                 --------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 8.  Headings.  The headings of this Amendment No. 1 are for
                 --------
purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their duly authorized officers, all as of the date first above written.

                              EL PASO ELECTRIC COMPANY


                              By:  /s/  GARY R. HEDRICK
                                 ------------------------------------
                                 Vice President, Treasurer
                                 And Chief Financial Officer

                              Issuing Bank and Administrative
                              Agent

                              BARCLAYS BANK PLC, NEW
                              YORK BRANCH


                              By: /s/  SYLVIA C. DENNIS
                                  -----------------------------------
                                  Name:  Sylvia C. Dennis
                                       ------------------------------
                                  Title:  Director
                                        -----------------------------


                              By:____________________________________
                                 Name:_______________________________
                                 Title:______________________________

                              Documentation Agent

                              UNION BANK OF CALIFORNIA,
                              N.A.


                              By: /s/  JASON P. DINAPOLI
                                 ----------------------------------------
                                 Name:  Jason P. DiNapoli
                                       ----------------------------------
                                 Title:  Vice President
                                       ----------------------------------

                              CREDITORS

                              BARCLAYS BANK PLC, NEW
                              YORK BRANCH


                              By: /s/  SYLVIA C. DENNIS
                                 ----------------------------------------
                                  Name: Sylvia C. Dennis
                                       ----------------------------------
                                  Title: Director
                                        ---------------------------------

                              CREDITORS

                              UNION BANK OF
                              CALIFORNIA, N.A.


                              By: /s/  JASON P. DiNAPOLI
                                 --------------------------------------
                               Name: Jason P. DiNapoli
                                    -----------------------------------
                               Title: Vice President
                                     ----------------------------------

                            CREDITORS

                            THE MITSUBISHI TRUST AND
                            BANKING CORPORATION, LOS
                            ANGELES AGENCY


                            By: /s/  YASUSHI SATOMI
                               ----------------------------------------
                               Name: Yasushi Satomi
                                    -----------------------------------
                               Title: Senior Vice President
                                     ----------------------------------

                            CREDITORS

                            CREDIT LYONNAIS NEW YORK
                            BRANCH


                            By:  /s/ ROBERT IVOSEVICH
                               ----------------------------------------
                               Name: Robert Ivosevich
                                    -----------------------------------
                               Title: Senior Vice President
                                     ----------------------------------

                            CREDITORS

                            THE INDUSTRIAL BANK OF
                            JAPAN TRUST COMPANY


                            By: /s/ MIKE OAKES
                                ----------------------------------------
                                Name: Mike Oakes
                                     -----------------------------------
                                Title: Senior Vice President
                                      ----------------------------------
                   THE INDUSTRIAL BANK OF JAPAN, LIMITED, HOUSTON OFFICE
                              (Authorized Representative)

                            CREDITORS

                            ABN AMRO BANK


                            By: /s/ KEVIN S. McFADDEN
                               -----------------------------------------
                               Name:  Kevin S. McFadden
                                    ------------------------------------
                               Title: Vice Presient
                                     -----------------------------------


                            By: /s/ KRIS A. GROSSHANS
                               -----------------------------------------
                               Name: Kris A. Grosshans
                                    ------------------------------------
                               Title: Vice President & Director
                                     -----------------------------------

                            CREDITORS

                            THE CHASE MANHATTAN
                            BANK


                            By: /s/
                               -------------------------------------
                               Name:________________________________
                               Title:_______________________________

                            CREDITORS

                            BANKBOSTON, N.A.


                            By: /s/ MICHAEL M. PARKER
                               --------------------------------------
                               Name: Michael M. Parker
                                    ---------------------------------
                               Title: Managing Director
                                     --------------------------------

                            CREDITORS

                            BANK OF SCOTLAND


                            By: /s/ ANNIE CHIN TAT
                               ---------------------------------------
                               Name: Annie Chin Tat
                                    ----------------------------------
                               Title: Senior Vice President
                                     ---------------------------------

                            CREDITORS

                            THE MITSUI TRUST AND
                            BANKING COMPANY, LIMITED


                            By: /s/
                               ---------------------------------------
                               Name:__________________________________
                               Title:_________________________________

                            CREDITORS

                            BANQUE PARIBAS


                            By:___________________________________
                               Name:______________________________
                               Title:_____________________________

                            CREDITORS

                            BAYERISCHE HYPO-UND VEREINSBANK
                            AG NEW YORK BRANCH


                            By: /s/  SYLVIA CHENG
                               ----------------------------------------
                               Name: Sylvia Cheng
                                    -----------------------------------
                               Title: Director
                                     ----------------------------------


                            By: /s/  CARLO LAMBERTI
                               ----------------------------------------
                               Name: Carlo Lamberti
                                    -----------------------------------
                               Title: Associate Director
                                     ----------------------------------